UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2020

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ATNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2020 (the “Effective Date”), we entered into a Revenue Interest Financing Agreement (the “Agreement”) with Sagard Healthcare Royalty Partners, LP (“Sagard”), pursuant to which Sagard has agreed to pay the Company $50.0 million (the “Product Payment”) to provide funding for the Company’s development and commercialization of oral paclitaxel and encequidar (“Oral Paclitaxel”) upon receipt of marketing authorization for Oral Paclitaxel by the United States Food and Drug Administration for the treatment of metastatic breast cancer. In exchange for the Product Payment, we have agreed to make payments to Sagard (the “Payments”) equal to 5.0% of our world-wide net sales of Oral Paclitaxel, subject to a hard cap equal to the lesser of 170% of the Product Payment and the Put/Call Price set forth below (the “Hard Cap”). We are required to make certain additional payments to Sagard to the extent Sagard has not received Payments equaling at least $20.0 million by September 30, 2024 and at least $50.0 million by August 4, 2026. In addition, if Sagard has not received Payments equaling at least $85.0 million by the tenth anniversary of the date the Product Payment is funded (the “Funding Date”), then subject to the Hard Cap, we will be required to pay Sagard an amount such that Sagard will have obtained a 6.0% internal rate of return, calculated on a quarterly basis and calculated from the Funding Date to the tenth anniversary of the Funding Date, on the amount of the Product Payment, taking into account all other payments received by Sagard from us under the Agreement.

Our obligations under the Agreement are secured, subject to customary permitted liens and other agreed upon exceptions and subject to an intercreditor agreement with Oaktree Fund Administration, LLC as administrative agent for the lenders under our senior secured credit agreement (the “Credit Agreement”), by a perfected security interest in (i) accounts receivable arising from net sales of Oral Paclitaxel and (ii) intellectual property that is claiming or covering Oral Paclitaxel itself or any method of using, making or manufacturing Oral Paclitaxel.

At any time after August 4, 2022, we will have the right, but not the obligation (the “Call Option”), to buy out Sagard’s interest in the Payments at a repurchase price (the “Put/Call Price”) equal to (a) on or before August 4, 2023, a payment sufficient to generate an internal rate of return of 18.0% of the Product Payment, (b) after August 4, 2023 and on or before August 4, 2024, a payment sufficient to generate an internal rate of return of 16.0% of the Product Payment, (c) after August 4, 2024 and on or before August 4, 2025, a payment sufficient to generate an internal rate of return of 15.0% of the Product Payment, and (d) thereafter, the greater of (i) an amount that, when paid to Sagard, would generate an internal rate of return of 13.0% of the Product Payment, and (ii) an amount equal to the product of the Product Payment and 165%, in the case of each foregoing clause (a) through (d), taking into account all other payments received by Sagard from us under the Agreement.

The Agreement contains customary representations and warranties and certain restrictions on our ability to incur indebtedness and grant liens on intellectual property related to Oral Paclitaxel. In addition, the Agreement provides that if certain events (“Put Option Events”) occur, including certain bankruptcy events, non-payment of Payments, a change of control, an out-license or sale of all of the rights in and to Oral Paclitaxel in the United States (other than any out-licensing transaction that includes all or substantially all of the United States and European development and commercialization rights to Oral Paclitaxel with a pharmaceutical company with global annual revenues for its most recently completed fiscal year that is greater than or equal to $500.0 million attributable to its oncology business) and (subject to applicable cure periods) non-compliance with the covenants in the Agreement, Sagard may require us to repurchase its interests in the Payments at the Put/Call Price. Sagard may also terminate the Agreement if we have not received marketing authorization for Oral Paclitaxel by the United States Food and Drug Administration for the treatment of metastatic breast cancer by December 31, 2021.

Sagard and its co-investors OPB SHRP Co-Invest Credit Limited and SIMCOE SHRP Co-Invest Credit Ltd. (the “IMCO Investors”) also acquired by assignment (the “Assignment”) term loans and commitments equal to $50.0 million under the Credit Agreement. In connection with the Assignment, we granted warrants to Sagard and the IMCO Investors to purchase up to 201,865 shares of our common stock at a purchase price of $12.63 per share (the “Warrants”). The Warrants will expire on June 19, 2027 and may be net exercised at the holder’s election.

The foregoing summary of the Agreement is not a complete description of the Agreement and is qualified in its entirety by the complete text of the actual agreement, a copy of which is filed as Exhibit 10.1 to this report.

Item 2.02 Results of Operations and Financial Condition.

On August 6, 2020, Athenex, Inc. (the “Company”) issued a press release to report financial results for the quarter ended June 30, 2020. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is being furnished pursuant to Item 2.02 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this report is incorporated by reference under this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this report with respect to the Warrant is incorporated by reference under this Item 3.02. The Warrant was issued, and the Warrant Shares will be issued unless covered by a registration statement, in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) of the Securities Act.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On July 31, 2020, John Tiong Lu Koh informed the Chairman of the Board of Directors of the Company that he would be resigning from the Board of Directors, effective August 3, 2020. Mr. Koh’s resignation is not related to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Prior to his resignation, Mr. Koh also served on the Company’s Audit Committee and Finance Committee.

Appointment of Director

On August 4, 2020, the Board of Directors appointed Dr. Robert J. Spiegel, MD, FACP to serve as a Class III director until the 2023 annual meeting of stockholders. Effective immediately, the Board appointed Dr. Spiegel to its Nominating and Corporate Governance Committee and Scientific and Products Committee, having previously determined that he satisfies all applicable requirements to serve on such committees.

As a new director, Dr. Spiegel will participate in the Company’s standard compensation program for non-employee directors, including, for his first year on the Board, prorated annual compensation for his service on the Board and on each of the Committees to which he was appointed.

Dr. Spiegel was not appointed pursuant to any arrangement or understanding with any person. Neither Dr. Spiegel nor any of his immediate family members have been a party to any transaction with the Company, and no such transaction is currently proposed, that would be reportable under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On August 4, 2020, the Company issued a press release announcing the appointment of Dr. Spiegel and the resignation of Mr. Koh. A copy of the press release is furnished as Exhibit 99.2 and incorporated herein by reference.

On August 6, 2020, the Company issued a press release announcing the Company’s entry into the Agreement. A copy of the press release is furnished as Exhibit 99.3 and incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K (including Exhibits 99.2 and 99.3 attached hereto) is being furnished pursuant to Item 7.01 and shall not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description

4.1	Form of Warrant to Purchase Common Stock

10.1	Revenue Interest Financing Agreement

99.1	Press release dated August 6, 2020

99.2	Press release dated August 4, 2020

99.3	Press release dated August 6, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: August 6, 2020	/s/ Randoll Sze
	Name:	Randoll Sze
	Title:	Chief Financial Officer